Exhibit 99(b)

EXPERTS

The financial statements and the related financial statement schedules incorporated in the Prospectuses by reference from Allstate Life Insurance Company of New York's Annual Report on Form 10-K for the year ended December 31, 2003 and from the Statements of Additional Information (which are part of Registration Statements No. 033-65381 and No. 333-94785) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated in the Prospectuses by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The financial statements of the sub-accounts comprising Allstate Life of New York Separate Account A as of December 31, 2003 and for each of the periods in the two year period then ended incorporated in the Prospectuses by reference from the Statements of Additional Information (which are part of Registration Statements No. 033-65381 and No. 333-94785) have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report which is incorporated in the Prospectuses by reference, and have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.